Exhibit 21
GENERAL MOTORS CORPORATION AND SUBSIDIARIES
SUBSIDIARIES OF THE REGISTRANT
AS OF DECEMBER 31, 2005
Subsidiary companies of the Registrant are listed below.

State or
Sovereign Power
Name of Subsidiary	of Incorporation
Subsidiaries included in the Registrant’s consolidated financial statements
4309642 Canada, Inc.	Canada
Aisin GM Allison Co., Ltd.	Japan
Annunciata Corporation	Delaware
Argonaut Holdings, Inc.	Delaware
BOCO (Proprietary) Limited	South Africa
General Motors South Africa (Pty.) Limited	South Africa
Chevrolet Sociedad Anonima de Ahorro para Fines Determinados	Argentina
Controladora General Motors, S.A. de C.V.	Mexico
Componentes Para Automotores, S. de R.L. de C.V.	Mexico
Controladora AC Delco S.A. de C.V.	Mexico
Cadillac Polanco, S.A. de C.V.	Mexico
General Motors de Mexico, S. de R.L. de C.V.	Mexico
GMAC Holding S.A. de C.V.	Mexico
Servicios GMAC S.A. de C.V.	Mexico
Sistemas Para Automotores de Mexico, S.A. de C.V.	Mexico
Convesco Vehicle Sales GmbH	Germany
Dealership Liquidations, Inc.	Delaware
DMAX, Ltd.*	Ohio
Doraville Bond Corporation	Delaware
EL-MO Leasing II Corporation	Delaware
EL-MO Leasing III Corporation	Delaware
Environmental Corporate Remediation Company, Inc	Delaware
General International Limited	Bermuda
General Motors — Colmotores, S.A.	Colombia
General Motors Acceptance Corporation	Delaware
Autofinanciamiento GMAC, S.A. de C.V.	Mexico
Banco General Motors S.A.	Brazil
Consorcio Nacional GM Ltda	Brazil
GMACI Corretora de Seguros S.A.	Brazil
Basic Credit Holding Company, L.L.C.	Delaware
Alexium Financial Services, Inc.	Delaware
Nuvell Credit Corporation	Delaware
Nuvell Financial Services Corp.	Delaware
Saab Financial Services Corp.	Delaware
Capital Auto Receivables, Inc.	Delaware
Central Originating Lease, LLC	Delaware
Facilities Real Estate LLC	Delaware
G.M.A.C. Comercio e Aluguer de Veiculos, Lta.	Portugal
Produgar, Mediacao de Seguros, Lda.	Portugal
Gamma Auto Receivables, Inc.	Delaware
General Motors Acceptance Corporation (N.Z.) Limited	New Zealand
CARI New Zealand	New Zealand
General Motors Acceptance Corporation (Thailand) Limited	Thailand
General Motors Acceptance Corporation de Portugal — Servicos Financeiros, S.A.	Portugal
General Motors Acceptance Corporation Hungary Commercial Limited Liability Company	Hungary
General Motors Acceptance Corporation Italia S.p.A.	Italy
General Motors Acceptance Corporation Nederland N.V.	Netherlands
GMAC Espana, Sociedad Anonima de Financiacion, E.F.C	Spain
General Motors Acceptance Corporation of Canada, Limited	Canada
Canadian Lease Auto Receivable Corporation	Canada
Canadian Securitized Auto Receivables Corporation	Canada
Canadian Securitized Auto Receivables One Corporation	Canada
GMAC Leaseco Corporation / La Compagnie GMAC Location	Canada
General Motors Acceptance Corporation Suisse S.A.	Switzerland

*	Joint Venture Partnership

GENERAL MOTORS CORPORATION AND SUBSIDIARIES

State or
Sovereign Power
Name of Subsidiary	of Incorporation
General Motors Acceptance Corporation, Australia	Delaware
CARI Australia Pty. Ltd.	Australia
Interleasing (Australia) Limited	Australia
General Motors Acceptance Corporation, Colombia S.A.	Delaware
G.M.A.C. Financiera de Colombia S.A. Compania de Financiamiento Comercial	Colombia
General Motors Acceptance Corporation, Continental	Delaware
GM Finance HB	Sweden
GMAC Finansiering A/S	Denmark
General Motors Acceptance Corporation, North America	Delaware
General Motors Acceptance Corporation, South America	Delaware
General Motors Acceptance Corporation de Venezuela, C.A.	Venezuela
Servicios, Representacion y Asesoramiento de Personal Persoserv S.A.	Ecuador
GMAC Arrendamiento S.A. de C.V.	Mexico
GMAC Auto Lease Finance Corporation	Cayman Islands
GMAC International Funding Company	Cayman Islands
North American New Cars, Inc	Delaware
GMAC Automotive Bank	Utah
GMAC Bank Polska Spolka Akcyjna	Poland
GMAC Banque	France
GMAC Canadian Credit Aggregation Corporation	Delaware
GMAC Comercial Automotriz Chile S.A.	Chile
GMAC Automotriz Limitada	Chile
GMAC Commercial Corporation	Delaware
GMAC Commercial Finance LLC	Delaware
Commercial Credit Land One LLC	New York
Commercial Credit Land Two LLC	New York
Commercial Credit Land Three LLC	New York
Commercial Finance EFD 2002-I, LLC	Delaware
Commercial Finance EFD 2002-II, LLC	Delaware
Dillingham Hyperion Holdings LLC	Michigan
Fenton Real Property Holdings LLC	Michigan
GMAC Commercial Finance (HK) Limited	Hong Kong
GMAC Commercial Finance Corporation-Canada, Societe Financiera Commerciale GMAC-Canada	Canada
Patriot Constructors, LLC	Delaware
Pinnacle Furniture Leasing, LLC	Delaware
GMAC Compania Financiera S.A.	Argentina
GMAC d.o.o.	Croatia
GMAC del Ecuador S.A.	Ecuador
GMAC Financial Services India Limited	India
GMAC Holdings (U.K.) Limited	England
General Motors Acceptance Corporation (U.K.) plc	England
GMAC Financial Services Limited	Korea
On:Line Finance Ltd.	England
GMAC Hungary Financial Services Limited	Hungary
GMAC Insurance Holdings, Inc.	Delaware
ABA Seguros, S.A. de C.V.	Mexico
CoverageOne Corporation / Compagnie Protection Premiere	Canada
CoverageOne Purchasing Group, Inc.	Michigan
CoverageOne, Inc.	Delaware
GM Motor Club, Inc.	North Carolina
GMAC Insurance Management Corporation	Delaware
GMAC International Insurance Company Ltd.	Bermuda
GMAC RE Corp.	Delaware
GMAC Risk Services, Inc.	Delaware
GMAC Securities Corporation	Delaware
GMAC Service Agreement Corporation	Michigan
Motors Insurance Corporation	Michigan
MRP Service Agreement Corporation	Michigan
SmartCoverage Insurance Agency Inc.	Canada
Trinity General Agency, Inc.	Texas
Universal Warranty Corporation	Michigan
GMAC International Corporation	Delaware
GMAC International Finance B.V.	Netherlands

GENERAL MOTORS CORPORATION AND SUBSIDIARIES

State or
Sovereign Power
Name of Subsidiary	of Incorporation
GMAC Lease B.V.	Netherlands
Masterlease Europe Renting, S.L.	Spain
GMAC Leasing Corporation	Delaware
Patlan Corporation	Delaware
GMAC Leasing G.m.b.H. (Austrian entity)	Austria
GMAC Mexicana, S.A. de C.V. Sociedad Financiera de Objeto Limitado Filial	Mexico
GMAC Mortgage Group, Inc.	Michigan
GMAC Commercial Holding Corp.	Nevada
GMAC Mortgage Holdings, Inc.	Delaware
Helm Company, LLC	Delaware
Residential Capital Corporation	Delaware
GMAC-SAIC Automotive Finance Company Limited	China
GMAC Sverige AB	Sweden
GMAC Taiwan, Inc.	Delaware
MasterLease Motors, Inc.	Taiwan
GMAC, a.s.	Czech Republic
GMAC, Australia (Finance) Limited	Australia
Master Lease Austria GmbH	Austria
P.T. GMAC Lippo Finance	Indonesia
SA Holding One LLC	Delaware
SA Holding Two LLC	Delaware
Semperian, Inc.	Delaware
Wholesale Auto Receivables Corporation	Delaware
General Motors Asia Pacific (Japan) Limited	Japan
General Motors Asia Pacific (Pte) Ltd.	Singapore
General Motors Asia Pacific Holdings, LLC	Delaware
General Motors India Private Limited	India
General Motors Limited (active)	England
ISPOL-IMG Holdings B.V.	Netherlands
GM APO Holdings, LLC	Delaware
General Motors Taiwan Ltd.	Taiwan
GM LAAM Holdings, LLC	Delaware
General Motors do Brasil Ltd.	Brazil
PT General Motors Indonesia	Indonesia
P.T. GM AutoWorld Indonesia	Indonesia
General Motors Asia, Inc.	Delaware
Chevrolet Sales (Thailand) Ltd.	Thailand
GM Auto World Korea Co.	Korea
General Motors Asset Management Corporation	Delaware
General Motors Investment Management Corporation	Delaware
General Motors Trust Bank, N.A.	New York
General Motors Trust Company	New Hampshire
General Motors Automobiles Philippines, Inc.	Philippines
General Motors Chile S.A., Industria Automotriz	Chile
General Motors China, Inc.	Delaware
General Motors Warehousing and Trading (Shanghai) Co. Ltd.	China
General Motors (China) Investment Company Limited	China
TaiJin International Automotive Distribution Co., Ltd.	Taiwan
General Motors Commercial Corporation	Delaware
General Motors del Ecuador S.A.	Ecuador
General Motors East Africa Limited	Kenya
General Motors Export Corporation	Delaware
General Motors Foreign Sales Corporation	Barbados
General Motors Global Industries Co. Ltd.	Taiwan
General Motors Holding Espana, S.A.	Spain
General Motors Espana, S.L.	Spain
General Motors Manufacturing Poland sp.z.oo	Poland
General Motors Importaktiebolag	Sweden
General Motors Indonesia, Inc.	Delaware

GENERAL MOTORS CORPORATION AND SUBSIDIARIES

State or
Sovereign Power
Name of Subsidiary	of Incorporation
General Motors International Holdings, Inc.	Delaware
General Motors Automotive Holdings, S.L.	Spain
Adam Opel GmbH	Germany
General Motors Belgium N.V.	Belgium
General Motors Poland Spolka, zo.o.	Poland
General Motors Turkiye Limited Sirketi	Turkey
GM Automotive Services Belgium	Belgium
General Motors Europe Holdings, S.L.	Spain
General Motors Austria GmbH	Austria
General Motors CIS	Russia
General Motors Europe AG	Switzerland
General Motors Finland Oy	Finland
General Motors Italia s.r.l.	Italy
General Motors Nederland, B.V.	Netherlands
General Motors Norge AS	Norway
General Motors Southeast Europe	Hungary
General Motors Strasbourg	France
General Motors Suisse S.A.	Switzerland
GM Ireland Limited	Ireland
Opel Portugal — Comerico e Industria de Veiculos S.A.	Portugal
General Motors Investment Services Company N.V.	Belgium
General Motors Isuzu Diesel Engineering Limited K.K.	Japan
General Motors Japan Ltd.	Japan
General Motors Korea, Inc.	Delaware
GM Korea Co., Ltd.	Korea
General Motors Nova Scotia Finance Company	Canada
General Motors Nova Scotia Investments Ltd.	Canada
General Motors of Canada Limited	Canada
1908 Holdings Ltd.	Cayman Islands
3096169 Nova Scotia Company	Canada
GM Automotive UK	England
IBC Vehicles Limited	England
Millbrook Proving Ground Ltd.	England
GM Holdings (U.K.) Ltd.	England
Millbrook Pension Management Ltd.	Delaware
General Motors Coordination Center BVBA.	Belgium
OnStar Canada Corporation	Canada
Saab Automobile AB	Sweden
GM Credit AB	Sweden
GM Europe Treasury Company, AB	Sweden
GM Worldwide Purchasing Sweden AB	Sweden
Saab Automobile Australia Pty Ltd	Australia
Saab Automobile Investering AB	Sweden
Saab Duetschland GmbH	Germany
Saab France S.A.	France
Saab Great Britian Ltd.	England
Saab Opel Sverige AB	Sweden
General Motors Overseas Corporation	Delaware
General Motors Australia Limited	Australia
GM Holden Ltd.	Australia
General Motors Venezolana, C.A.	Venezuela
GMOC Administrative Services Corporation	Delaware
Lidlington Engineering Company, Ltd.	Delaware
Truck and Bus Engineering U.K., Limited	Delaware
General Motors Overseas Distribution Corporation	Delaware
General Motors Africa and Middle East FZE	Dubai
GMODC Finance N.V.	Netherlands
Antilles
General Motors Peru S.A.	Peru
General Motors Powertrain — Austria GmbH	Austria
General Motors Powertrain — Sweden AB	Sweden
General Motors Product Services, Inc.	Delaware
General Motors Receivables Corporation	Delaware
General Motors U.S. Trading Corp.	Nevada
General Motors Uruguay, S.A.	Uruguay

GENERAL MOTORS CORPORATION AND SUBSIDIARIES

State or
Sovereign Power
Name of Subsidiary	of Incorporation
GM Asset Management (UK) Limited	England
GM Auslandsprojekte GmbH	Germany
GM Auto Receivables Co.	Delaware
GM Canada Holdings Corporation	Canada
GM GEFS L.P.	Nevada
GM Car Company LLC	Delaware
GM Eurometals, Inc.	Delaware
GM Global Technology Operations, Inc.	Delaware
GM Imports & Trading Ltd.	Bermuda
GM International Sales Ltd.	Cayman Islands
GM Inversions Santiago Limitada	Chile
General Motors de Argentina S.r.L.	Argentina
GM Plats (Proprietary ) Limited	South Africa
GM Powertrain Holdings B.V.	Netherlands
General Motors Powertrain — Hungary Ltd.	Hungary
GM Powertrain Ltda.	Brazil
GM Purchasing Vauxhall UK Limited	England
GM Technologies, LLC	Delaware
GM Worldwide Purchaisng Austria GmbH	Austria
GM Worldwide Purchasing do Brasil Ltda	Brazil
GM Worldwide Purchasing Opel Belgium N.V.	Belgium
GM-DI Leasing Corporation	Delaware
GMAC Auto Lease Purchase Corporation	Cayman Islands
GME-Global Purchasing and Supply Chain Hungary Limited Liability Company	Hungary
GMI Diesel Engineering Limited K.K.	Japan
Holden New Zealand Limited	New Zealand
General Motors New Zealand Pensions Limited	New Zealand
Japan Autoweb Services K.K.	Japan
Jennings Motors, Inc.	Delaware
Manual Transmission of Muncie, LLC	Delaware
Metal Casting Technology, Inc.	Delaware
Motor Enterprises, Inc.	Delaware
Motors Holding San Fernando Valley, Inc.	Delaware
Multiple Dealerships Holdings of Albany, Inc.	Delaware
OnStar Corporation	Delaware
Saturn Corporation	Delaware
Saturn Distribution Corp.	Delaware
PIMS Co	Delaware
Premier Investment Group, Inc.	Delaware
Riverfront Development Corporation	Delaware
Riverfront Holdings, Inc.	Delaware
Riverfront Holdings Phase II, Inc.	Delaware
Saab Automobili Italia S.r.l.	Italy
Saab Cars Holding Corp.	Delaware
Saab Cars Holding Overseas Corp.	Delaware
Saab Cars USA, Inc.	Connecticut
Saturn County Bond Corporation	Delaware
Sistemas de Compra Programada Chevrolet, CA	Venezuela
TX Holdco, LLC	Delaware
WRE, Inc.	Michigan
Grand Pointe Holdings, Inc.	Michigan

294 directly or indirectly owned subsidiaries

Companies not included in the Registrant’s consolidated financial statements, for which no financial statements are submitted:
52 other directly or indirectly owned domestic and foreign subsidiaries
6 active subsidiaries
46 inactive subsidiaries
12 fifty-percent owned companies and 24 less than fifty-percent owned companies the investments in which are accounted for by the equity method.

GENERAL MOTORS CORPORATION AND SUBSIDIARIES
In addition, the Registrant owns 100% of the voting control of the following companies:
     170 dealerships, including certain dealerships operating under dealership assistance plans, engaged in retail distribution of General Motors      products
          115 dealerships operating in the United States
          55 dealerships operating in foreign countries
The number of dealerships operating under dealership assistance plans decreased by a net of 40 during 2005.
Companies not shown by name, if considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.
* * * * * * *
     During 2005, there were changes in the number of subsidiaries and companies of the Registrant, as follows:
2 directly and 6 indirectly owned domestic subsidiaries, and 2 directly and 16 indirectly owned foreign subsidiaries were organized or acquired. No directly owned and 24 indirectly owned domestic subsidiaries; and no directly owned and 9 indirectly owned foreign subsidiaries were dissolved, sold, or spun-off. No domestic and 1 foreign 50% owned company was organized or acquired. A less than 50% interest was acquired in 2 foreign companies, while interests in 2 foreign 50% owned and 16 foreign less than 50% owned companies were terminated. Domestic and foreign companies had 8 changes in ownership or percentage in ownership; 1 company moved from 100% owned to 50% owned; 14 companies moved from less than 50% owned to over 50% owned; 8 companies moved from active to inactive; 3 companies moved from inactive to active; 5 companies moved from inactive to dissolved; 1 company moved to 100% owned; 1 company moved from less than 50% owned to over 50% owned; 1 company moved from over 50% owned to 50% owned; 2 GM companies became GMAC subsidiaries; 1 less than 50% owned company was dissolved and 2 companies moved to less than 20% owned from less than 50% owned. There were 29 company name changes in domestic and foreign subsidiaries.
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